SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Address of principal executive offices)(Zip Code)

(303) 293-2300

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 1, 2006, Ronald P. Trout agreed to serve as a director of the registrant, filling the vacancy created by the resignation of Thomas W. Rollins. Mr. Trout has not been involved in any transactions with the registrant.

Mr. Trout is a former senior vice president and was one of the founding partners of Hourglass Capital Management, Inc., a Texas-based investment management company. While at Hourglass, he had primary research responsibility for various sectors of the stock market including machinery, insurance, utilities, and energy. Mr. Trout retired from Hourglass in April 2001. Prior to the formation of Hourglass, he was the senior vice president of Mercantile Securities Corp., the trust investment arm of Mercantile Bank.

Mr. Trout has been a Chartered Financial Analyst (CFA) since 1974. He is a current member of the Dallas Association of Investment Analysts and the past president of the Oklahoma Chapter of Investment Analysts. Mr. Trout received bachelor of science and master of science degrees from the University of Missouri with a major in Finance.

It is anticipated that Mr. Trout will be named to the registrant’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
November 3, 2006	By: /s/ Marc E. Bruner Marc E. Bruner, President

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